EXHIBIT 10.4

Agreement by and between the Company and GreenBridge Capital Partners, IV, LLC dated June 3, 2011

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT dated June 3, 2011 (“Effective Date”), by and between Vycor Medical, Inc., a Delaware corporation, (the "Company") with an address located at 3651 FAU Blvd., Suite 300, Boca Raton, FL 33434, and GreenBridge Capital Partners, IV, LLC, a Delaware limited liability company, (the “Consultant”), with an address located at 20130 Via Celline, Porter Ranch, CA 91326. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS:

A.

The Company is in the business of designing, developing, and marketing devices for use in neurosurgery and in neuro-stimulation therapy.

B.

The Consultant has the expertise and experience to assist the Company. Specifically, the Consultant will assist the Company with its business development activities.

C.

The Consultant is offering its services as a consultant to the Company;

D.

The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant’s work for the Company by entering into this written Agreement; and,

E.

The Parties agree that this Agreement reflects the entire understanding and agreements between the Parties hereto.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions hereinafter set forth, the Parties hereto agree as follows:

1.

TERM & APPOINTMENT.

(a)

The Company hereby appoints Consultant to render those services as more specifically described in Section 2 hereof for the term of this Agreement.

(b)

Unless terminated at an earlier date in accordance with Section 6 of this Agreement or otherwise extended by agreement of the Parties, the term of the Consultant’s engagement hereunder shall be for a period of twelve (12) months (the “Term”), commencing on the Effective Date. The period of engagement may be extended by written agreement or e-mail between the Parties, provided that certain provisions relating to compensation may change upon commencement of any extension hereto.

2.

SERVICES.

(a)

The Consultant’s services shall include but not be limited to the following: (i) assisting with international business opportunities; (ii) providing introductions to professionals; (iii) assisting in developing and implementing the Company’s business plan; and, (iv) assisting the Company in developing corporate partnering relationships that may include but not be limited to joint ventures or other business transactions that are consistent with the Company’s goals and objectives and will serve to improve awareness of the Company among its target customers and the marketplace in general.

(b)

The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a consultant.  It is understood and agreed, and it is the express intention of the Parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company’s for any purpose whatsoever. It is understood, however, that the Consultant will maintain Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike   manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

(c)

The Consultant agrees to serve the Company faithfully and to the best of Consultant’s ability and to devote a reasonable amount of time, attention and efforts to the business and affairs of the Company during Consultant’s engagement by the Company.

3.

STOCK.

(a)

As consideration for Consultant’s Services, within five (5) business days from the date of execution of this Agreement, the Company shall deliver to the Consultant a one-time fully paid and non- assessable issuance of 15,500,000 restricted shares of the Company’s common stock (the “Stock”). The Stock due under the terms of this Agreement shall constitute full payment for Consultant’s Services to the Company. However, the Company, in its sole and absolute discretion, may elect to remit additional payments or benefits for Consultant's services.  The Stock shall be held in escrow by the Consultant’s counsel subject to release pursuant to paragraph 3(e), below. The Consultant shall not transfer, sell, or assign any shares of the Stock while the same are held in escrow.

(b)

The Stock and the rights and privileges conferred in whole or in part hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Company shall have no obligation to transfer such shares, unless registered under the Securities Act of 1933, as amended (the “Act”) or, in the opinion of counsel to the Company, such transaction is in compliance with or exempt from the registration and prospectus requirements of the Act. Each certificate or other documentation evidencing the ownership of any shares of the Stock to be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO.”

(c)

The certificate may also bear additional inscriptions that the Company, in its sole and absolute discretion, otherwise deems are required by federal, state, foreign or local securities laws. All shares of Stock shall be subject to such restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the US Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any certificates evidencing such shares to make appropriate reference to such restrictions.

(d)

The Stock is subject to all restrictions in this Agreement. By acceptance of the Stock, the Consultant agrees that the Stock will be held for investment and will not be held with a view to their distribution, as that term is used in the Act, unless in the opinion of counsel to the

Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act. As a condition of this Agreement, the Company may require the Consultant to confirm any factual matters reasonably requested by counsel for the Company.

(e)

Company Repurchase of Stock

(i)

If the Company, in its sole and absolute discretion and notwithstanding whether the Consultant’s engagement is terminated, at any time within forty-five (45) days following the date of this Agreement determines that for any reason it is unsatisfied with Consultant’s performance of the Services pursuant to this Agreement, the Company shall have the right to repurchase from the Consultant 7,750,000 shares of the Stock delivered to Consultant pursuant to Section 3(a), above, at a purchase price of $0.0001 per share. If the said 7,750,000 shares of Stock are not repurchased by the Company, said shares shall be released by the escrow holder to the Consultant without further authorization by the Company.

(ii)

If the Company, in its sole and absolute discretion and notwithstanding whether the Consultant’s engagement is terminated, at any time within one hundred five (105) days following the date of this Agreement determines that for any reason it continues to be unsatisfied with Consultant’s performance of the Services pursuant to this Agreement, the Company shall have the right to repurchase from the Consultant the remaining 7,750,000 shares of the Stock delivered to Consultant pursuant to Section 3(a), above, at a purchase price of $0.0001 per share. If the said remaining 7,750,000 shares of Stock are not repurchased by the Company, said shares shall be released by the escrow holder to the Consultant without further authorization by the Company.

4.

Reserved.

5.

Reserved

6.

TERMINATION.

(a)

Grounds for Termination. The Consultant’s engagement shall terminate prior to the expiration of the initial term set forth in Section 1(b) or any extension thereof in the event that at any time: (i) the Board elects to terminate this Agreement for “cause” (as defined below) and notifies the Consultant in writing of such election, or (ii) the Consultant elects to terminate this Agreement for “good reason” (as defined below) and notifies the Company in writing of such election.  If this Agreement is terminated pursuant to this Section 6(a), such termination shall be effective upon delivery of written notice of termination.  No termination shall affect the Company’s rights pursuant to paragraph 3 (e), above.

(b)

Cause Defined. “Cause” means: (i) the Consultant has breached the provisions of Section 2, 7, 8, or 9 of this Agreement in any material respect, and has failed to cure such breach within 30 days after receipt of written notice from the Company, (ii) the Consultant has engaged in willful and material misconduct, including willful and material failure to perform the Consultant’s duties under this Agreement and has failed to cure such default within 30 days after receipt of written notice of default from the Company, (iii) the Consultant has committed fraud, misappropriation or embezzlement in connection with the Company’s business, (iv)the Consultant has been convicted or has   pleaded NOLO CONTENDERE to criminal misconduct (except for parking violations, occasional minor traffic violations and other similar minor violations), or (v) the Consultant becomes insolvent or files any petition in Bankruptcy.

(c)

Effect of Termination. Notwithstanding any termination of this Agreement, the Consultant, in consideration of Consultant’s engagement hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Consultant’s engagement.

(d)

Surrender of Records & Property. Upon termination of Consultant’s engagement with the Company, the Consultant shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in Consultant’s possession or under Consultant’s control.

(e)

Good Reason Defined - Good Reason shall mean: (i) the assignment of the Consultant to duties inconsistent with the Consultant’s position or responsibilities as contemplated by Section 2(a), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Consultant; (ii) any material breach of this Agreement by the Company or any successor thereto; or (ii) a change of control as hereinafter defined.

(f)

The provisions of this Section 6, as well as, Sections 7, 8, and 9 and otherwise as the context so requires shall survive the termination of this Agreement.

7.       INDEPENDENT CONTRACTOR STATUS.

Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits.  The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity than as herein provided.  The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant’s rendering of consulting services to the Company, including any attorney’s fees or costs to the prevailing Party to enforce this indemnity.  The Consultant shall be responsible for obtaining workers’ compensation insurance coverage and agrees to indemnify, defend and hold the Company harmless of an from any and all claims arising out of any injury, disability or death of the Consultant.

8.

CONFIDENTIAL INFORMATION

Except as permitted or directed by the Company’s Board of Directors, during the term of Consultant’s engagement or at any time thereafter, the Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Consultant has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of Consultant’s engagement by the Company (including engagement by the Company or any affiliated companies prior to the date of this Agreement) whether developed by Consultant self/herself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of Consultant’s engagement, the Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published and publicly available or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Consultant.

9.

MISCELLANEOUS

(a)

Facsimile Certification.  A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

(b)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.  Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

(c)

Attorney’s Fees.  Should either Party hereto, or any heir, personal representative, successor or assign of either Party hereto, resort to litigation to enforce this Agreement, the Party or Parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such litigation from the Party or Parties against whom enforcement was sought, subject to the provisions of paragraph 9(j).

(d)

Entire Agreement.  This Agreement contains the entire understanding and agreement between the Parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

(e)

Severability.  If any provision of this Agreement, as applied to either Party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. In the event any such provision (the “Applicable Provision”) is so adjudged void or unenforceable, Consultant and Company shall take the following actions in the following order: (i) seek judicial reformation of the Applicable Provision; (ii) negotiate in good faith with each other to replace the Applicable Provision with a lawful provision; and (iii) have an arbitration as provided in Paragraph 9(j) hereof determine a lawful replacement provision for the Applicable Provision; provided, however, that no such action pursuant to either of clauses (i) or (iii) above shall increase in any respect  the Company’s or the Consultant’s obligations pursuant to the Applicable Provision.

(f)

Rights Cumulative.  The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either Party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(g)

Nonwaiver.  No failure or neglect of either Party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance.  All waivers by either Party hereto must be contained in a written instrument signed by the Party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

(h)

No Implied Contract. The Parties intend to be bound only upon execution of this Agreement and no negotiation, exchange or draft or partial performance shall be deemed to imply an agreement. Neither the continuation of work by Consultant nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

(i)

Execution of the Agreement.  Company and the Party executing this Agreement on behalf of the Company has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Company of this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable in accordance with the respective terms.  Upon delivery of this Agreement to Consultant, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

(j)

Mediation or Arbitration of Disputes.

(i)

If a dispute arises out of or relates to this contract, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration, litigation, or some other dispute resolution procedure.

(ii)

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(k)

Non-Disclosure.  Except as may be required by law, neither Consultant nor the Company shall disclose the terms of this Agreement to persons not involved in the operation of the Company, and the Parties shall disclose the financial terms of the Agreement to those involved in the operation of the Company only as needed to implement the terms of the Agreement or carry out the operations of the Company. The above notwithstanding, the financial terms of the Agreement may be disclosed to: (i) either Party’s accountants, financial or tax advisors, and any potential investors in the Company, provided such persons agree not to disclose such terms of the Agreement further; and (ii) members of Consultant’s immediate family, provided such family members agree not to reveal the terms of the Agreement further.

(l)

Agreement to Perform Necessary Acts.  Consultant and the Company agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

(m)

Intentionally Deleted.

(n)

Taxes.  Consultant agrees to pay all taxes that may be imposed upon Consultant with respect to the Payment paid to Consultant hereunder.

(o)

Governing Law.  This Agreement and the rights and remedies of each Party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of any applicable federal laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.

(p)

Successors & Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (q), successors and assigns.

(q)

Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either Party without the prior written consent of the other Party to this Agreement, except that the Company may, without the consent of the Consultant, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Provided such assignee explicitly assumes such responsibilities, after any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 9.  Compensation under this Agreement is assignable at the discretion of the Consultant.

(r)

Modification, Amendment, Waiver or Termination.  No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the Parties to this Agreement. No course of dealing between the Parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

(s)

Notices.  All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving Party at the address set forth herein. All such communications shall be effective when received.

If to the Company:

Vycor Medical, Inc.

3651 FAU Blvd., Suite 300

Boca Raton, FL 33434

With a copy to:

Robert Diener

Law Offices of Robert Diener

56 Laenani Street

Haiku, HI 96708

If to the Consultant:

GreenBridge Capital Partners, IV, LLC

20130 Via Celline

Porter Ranch, CA 91326

With a copy to:

Luis Carrillo

Carrillo, Huettel, and Zouvas, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Any Party may change the address set forth above by notice to the other Party given as provided herein.

(t)

Headings.  The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(u)

Third-Party Benefit.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(v)

Preparation of Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement and each provision hereof.  In the event any ambiguity, conflict, omission or other question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the Parties, and no presumption or burden of proof shall be presumed, implied or otherwise construed favoring or disfavoring any Party by virtue of the authorship of this Agreement or of any provision hereof.

(w)

Absence of Warranties and Representations.  Each Party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein or in the Disclosure Materials.  All representations and warranties of either Party contained herein shall survive its signing and delivery.

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IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Vycor Medical, Inc.:	Consultant: GreenBridge Capital Partners, IV, LLC:
/s/ Peter C. Zachariou By:	/s/ Joseph D. Kowal By:
Name: Peter C. Zachariou	Name: Joseph D. Kowal
Title: Executive Vice President	Title: Principal